Exhibit 1(a)

EXECUTION COPY

40,000,000 SHARES

AQUILA, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

August 18, 2004

Lehman Brothers Inc.

As Representative of the several

Underwriters named in Schedule I hereto

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, NY  10019

Ladies and Gentlemen:

AQUILA, INC., a Delaware corporation (the “COMPANY”), proposes to issue and sell an aggregate of 40,000,000 shares (the “INITIAL SECURITIES”) of its common stock, par value $1 per share (the “COMMON STOCK”), to the several Underwriters named in SCHEDULE I hereto (the “UNDERWRITERS”).  The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 6,000,000 shares (the “OPTION SECURITIES”) of Common Stock.  The Initial Securities together with the Option Securities shall be referred to as the “SECURITIES”.

The Company wishes to confirm as follows its agreement with you (the “REPRESENTATIVE”) and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Securities by the Underwriters.

1.                                       REGISTRATION STATEMENT AND PROSPECTUS.  The Company has prepared and filed with the Securities and Exchange Commission (the “COMMISSION”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “ACT”), a registration statement on Form S-3 under the Act (the “REGISTRATION STATEMENT”), including a prospectus subject to completion relating to the Securities.  The term “REGISTRATION STATEMENT” as used in this Agreement means the registration statement (including all financial schedules and exhibits, excluding Form T-1), as supplemented or amended prior to the execution of this Agreement.  The term “PROSPECTUS” as used in this Agreement means the prospectus in the form included in the Registration Statement, as amended and supplemented by the prospectus supplement relating to the Securities (the “PROSPECTUS SUPPLEMENT”) in the form filed with the

Commission pursuant to Rule 424(b).  The term “PRELIMINARY PROSPECTUS” as used in this Agreement means any preliminary prospectus included in the Registration Statement or filed with the Commission under Rule 424(a) or any preliminary prospectus supplement to the prospectus included in the Registration Statement and filed with the Commission under Rule 424(b) relating to the Securities and as such prospectus or prospectus supplement shall have been amended from time to time prior to the date of the Prospectus.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, any Preliminary Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”) which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3.  As used herein, the term “INCORPORATED DOCUMENTS” means the documents which at the time are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus, or any amendment or supplement thereto.

2.                                       AGREEMENTS TO SELL AND PURCHASE.  The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $2.451 per Share (the “PURCHASE PRICE PER SHARE”), the number of Initial Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Initial Securities increased as set forth in Section 10 hereof).

The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the same purchase price per share as the Underwriters shall pay for the Initial Securities, pursuant to an option (the “OVER-ALLOTMENT OPTION”) which may be exercised from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 6,000,000 Option Securities.  The Option Securities may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Initial Securities.  Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Option Securities (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Option Securities to be purchased by the Underwriters as the number of Initial Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Initial Securities increased as set forth in Section 10 hereof) bears to the aggregate number of Initial Securities.

3.                                       TERMS OF PUBLIC OFFERING.  The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the applicable Securities and initially to offer the Securities upon the terms set forth in the Prospectus.

4.                                       DELIVERY OF THE SECURITIES AND PAYMENT THEREFOR.  Delivery to the Underwriters of and payment for the Initial Securities shall be made at the office of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005, at 10:00 A.M., New York City time, on August 24, 2004 (the “CLOSING DATE”).  The place of closing for the Initial Securities and the Closing Date may be varied by agreement between you and the Company.

Delivery to the Underwriters of and payment for any Option Securities to be purchased by the Underwriters shall be made at the aforementioned office of Milbank, Tweed, Hadley & McCloy LLP at such time on such date (the “OPTION CLOSING DATE”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than four (unless notice is being given with respect to an Option Closing Date that will be the same day as the Closing Date) nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters’ determination to purchase a number, specified in such notice, of Option Securities.  The place of closing for any Option Securities and the Option Closing Date for such Option Securities may be varied by agreement between you and the Company.

Certificates for the Initial Securities and for any Option Securities to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be.  The certificates evidencing the Initial Securities and any Option Securities to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds.

5.                                       AGREEMENTS OF THE COMPANY.  The Company agrees with the several Underwriters as follows:

(a)                                  To prepare the Prospectus in relation to the Securities in a form approved by the Representative and to file the Prospectus Supplement as required pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the delivery of the Prospectus relating to the applicable Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus after the date of this Agreement and prior to the Closing Date for such Securities which shall be disapproved by the Representative for such Securities promptly after reasonable notice thereof; to advise the Representative promptly of any such amendment or supplement after such Closing Date and furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a),

13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus or registration statement relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening by the Commission of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its reasonable efforts to obtain its withdrawal.

(b)                                 The Company will furnish to each of you, and to counsel to the Underwriters such number of copies as you may reasonably request of the Registration Statement as originally filed with the Commission and of each amendment and supplement thereto, including consents, financial statements and all exhibits thereto.

(c)                                  Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each Preliminary Prospectus.  The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(d)                                 As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request.  The Company consents to the use of the Prospectus and of any amendment or supplement thereto in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the several Underwriters and by all dealers to whom Securities may be sold, both in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer.  If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof.  In the event that the Company and you, as

Representative of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

(e)                                  The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Securities for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f)                                    The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(g)                                 During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

(h)                                 If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to paragraph (c) of Section 10 hereof  (with respect to any defaulting underwriter only) or by notice given by you terminating this Agreement pursuant to Section 10 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representative for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

(i)                                     The Company will apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the Prospectus.

(j)                                     Except as provided in this Agreement, the Company will not, directly or indirectly:  (a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future of), or file with the Securities and Exchange Commission a registration statement under the Securities Act (other than the filing of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to the terms of a plan in effect on the date of the closing of the offering) relating to, any shares of its common stock (including, without limitation, shares of common stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable or exercisable for shares of the Company’s common stock (other than (i) the sale of the Securities to the Representative, (ii) the sale of the Company’s Premium Income Equity SecuritiesSM (“PIESSM)  representing Mandatorily Convertible Senior Notes to the  underwriters therefor in the Company’s concurrent and separate PIES offering, (iii) any common stock issued, or options to purchase any common stock granted, under existing employee benefit plans, or (iv) any common stock issued under any non-employee director stock plan or dividend reinvestment plan), (b) enter into any swap, hedge or other derivatives transaction or arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of the Company’s common stock or other securities, in cash or otherwise or (c) publicly disclose the intention to enter into any such transaction or arrangement of the type described in (a) or (b) above, in each case without the prior written consent of the Representative for a period of 90 days after the date of the final Prospectus Supplement (the “Lock-Up Period”).  Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of the Lock-Up Period, then the Lock-Up Period shall continue to apply until the expiration of the 17-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall use reasonable efforts to cause certain of its executive officers to furnish the Representative, prior to the Closing Date, a letter or letters substantially in the form of Exhibit A attached hereto.

(k)                                  Except as stated in this Agreement and in the Preliminary Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

(l)                                     The Company will cause the shares of Common Stock which it agrees to sell under this Agreement to be listed on the New York Stock Exchange on or before the Closing Date and will use its best efforts to maintain such listings on such exchange.

6.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to each Underwriter that:

(a)                                  Each Preliminary Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act except that this representation and warranty does not apply to statements in or omissions from such Preliminary Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

(b)                                 The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act.  The Registration Statement in the form in which it became effective and also in such form as it may be when any amendment thereto shall become effective and the Prospectus when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.  No stop order suspending the effectiveness of such registration statements has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

(c)                                  The Incorporated Documents heretofore filed, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Securities through the Representative expressly for use in the Prospectus relating to such Securities.

(d)                                 Neither the Company nor any of its subsidiaries (each, a “SUBSIDIARY” and, collectively, the “SUBSIDIARIES”) has since the date of the latest audited financial statements included or incorporated by reference in the Prospectus incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, or sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of its Subsidiaries or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change in or affecting the condition (financial or other), business, prospects, properties, net worth, assets or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectus and the Prospectus.

(e)                                  This Agreement has been duly authorized by the Company and conforms in all material respects to the descriptions thereof in the Preliminary Prospectus and the Prospectus.

(f)                                    The Securities have been duly authorized by the Company and, upon issuance and delivery and payment therefor in the manner described herein, will be validly issued, fully paid and nonassessable.  The Securities conform to the descriptions thereof in the Preliminary Prospectus and the Prospectus.  There are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the transfer of, any shares of the Company’s capital stock, including the Securities when issued, pursuant to the Company’s restated certificate of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which it may be bound.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of the Company’s capital stock.

(g)                                 Each of the Company and each of its Subsidiaries that is significant to the Company as determined by reference to item 1-02 of Regulation S-X under the Act (the “SIGNIFICANT SUBSIDIARIES”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary (except where failure to be so qualified and in good standing could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole).  All of the outstanding shares of capital stock of the Company, and all of the outstanding shares of capital stock of each Significant Subsidiary, have been duly authorized and validly issued, are fully paid and nonassessable.  All of the outstanding shares of capital stock of each Significant Subsidiary that are owned directly or indirectly by the Company are owned free and clear of any claim, lien, encumbrance or security interest except as disclosed in the Prospectus or otherwise disclosed in writing to the Representative.

(h)                                 Neither the Company nor any of its Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement or consummation of the transactions contemplated by this Agreement result in a violation of, or constitute a default under, the restated certificate of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, or any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations under this Agreement violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries, which, in any case described above (except with reference to the result of a violation of, or a default under, the restated certificate of incorporation or bylaws of the Company), would be material to the Company and its Subsidiaries taken as a whole .  Except for permits and similar authorizations required under the Act, the Federal Power Act and the securities or Blue Sky laws of certain jurisdictions, and except for such permits and authorizations as have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

(i)                                     Except as described in the Preliminary Prospectus and the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its Subsidiaries which could reasonably be expected to result in any material adverse change in the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company and its Subsidiaries taken as a whole.

(j)                                     Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject which violation could reasonably be expected to have a material adverse effect on the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company and its Subsidiaries taken as a whole.

(k)                                  To the knowledge of the Company, the accountants who have audited and reported upon the financial statements filed with the Commission as part of the Registration Statement and the Prospectus, or incorporated by reference thereto are independent accountants as required by the Act and the regulations thereunder.  The consolidated financial statements and schedules (including the related notes) included or incorporated by reference in the Registration Statement and the Prospectus fairly present the consolidated financial position, the results of operations and changes in financial condition of the entity or entities to which such statements relate at the respective dates and for the respective periods to which they apply.  Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth in the Registration Statement and Prospectus.  The other financial, (including pro forma) and statistical information and data set forth in the Registration Statement and the Prospectus are fairly presented and have been prepared on a basis consistent with such financial statements and the books and records of the entities purported to be shown thereby.

(l)                                     The Company and its Subsidiaries have good and marketable title to all material real property owned by the Company and its Subsidiaries, in each case, free and clear of all mortgages, pledges, liens, or security interests, of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries.

(m)                               The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customarily  carried by companies of similar size and character.

(n)                                 Except as set forth in or contemplated by the Prospectus, the Company and each of its Subsidiaries hold all patents, licenses, certificates and permits from governmental authorities necessary for the conduct of its present operations (except where failure to hold such patents, licenses, certificates and permits could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole).

(o)                                 The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act.

(p)                                 The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q)                                 Neither the Company nor any Significant Subsidiary is, or, as of the Closing Date after giving effect to the sale of the Securities pursuant to this Agreement and the application of the net proceeds therefrom as described in the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(r)                                    To the extent applicable to the Company, the Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

(s)                                  Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, prospects, net worth or assets of the Company and its Subsidiaries taken as a whole, to the knowledge of the Company (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “HAZARDOUS MATERIALS”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “ENVIRONMENTAL LAWS”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

7.                                       INDEMNIFICATION AND CONTRIBUTION.

(a)                                  The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter, any such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto (except to the extent that such amendments or supplements thereto relate solely to the offering of securities other than the Securities) or (ii) the omission or alleged omission to state in the Registration Statement or in any amendment or supplement thereto (except to the extent that such amendments or supplements thereto relate solely to the offering of securities other than the Securities), any material fact required to be stated therein or necessary to make the statements therein not misleading or the omission or alleged omission to state in any Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 12;  provided, further, that with respect to any such untrue statement in or omission from the Preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of an Underwriter to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Underwriter and any such loss, claim, damage, liability or action of or with respect to such Underwriter results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with an obligation under this Agreement.  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers who have signed the Registration Statement, each of its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto (except to the extent that such amendments or supplements thereto relate solely to the offering of securities other than the Securities), or (ii) the omission or alleged omission to state in the Registration Statement or in any amendment or supplement thereto (except to the extent that such amendments or supplements thereto relate solely to the offering of securities other than the Securities), any material fact required to be stated therein or necessary to make the statements therein not misleading or the omission or alleged omission to state in any Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 12, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, or controlling person.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified parties shall have the right to employ one counsel and one additional local counsel in each relevant jurisdiction to represent jointly the indemnified parties (and if the indemnified parties includes the Representative, selected by the Representative) and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties against the indemnifying party under this Section 7 if, in the reasonable judgment of the indemnified parties (and if the indemnified parties includes the Representative, in the reasonable judgment of the Representative), because of an actual or potential conflict between the position of the indemnified parties on the one hand and the indemnifying party on the other hand, it is advisable for the indemnified parties and their respective, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)                                 If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.   The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

8.                                       CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.  The several obligations of the Underwriters to purchase the Initial Securities hereunder are subject to the accuracy, when made and again on the Closing Date (as if made again on and as of such date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

(a)                                  All filings, if any, required by Rule 424 under the Act shall have been timely made; no stop order suspending the effectiveness of a registration statement relating to the Securities shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter threatened by the Commission; and any request of the Commission for additional information (to be included in a registration statement or prospectus or otherwise) shall have been complied with to your satisfaction.

(b)                                 Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your reasonable opinion, as Representative of the several Underwriters, would materially adversely affect the market for the Securities, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion, as Representative of the several Underwriters, materially adversely affect the market for the Securities.

(c)                                  You shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Prospectus, and other related matters as you reasonably may request, such counsel being able to rely on the opinion, dated the Closing Date or the Option Closing Date, as the case may be given pursuant to Section 8(d)(vii) and the Company shall have furnished to such counsel such papers and information as they request to enable them to pass upon such matters.

(d)                                 You shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Company or, in the case of matters addressed in sections (ii), (vii) and (ix)(C) below, the opinion of the General Counsel or Assistant General Counsel of the Company, in either case dated the Closing Date and addressed to you, as Representative of the several Underwriters, in form and substance satisfactory to you and your counsel, to the effect that:

(i)                                     The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to be so qualified and in good standing could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole, and has all corporate power and authority necessary to operate the businesses in which it is engaged;

(ii)                                  Each Significant Subsidiary of the Company (other than the Company’s foreign subsidiaries) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

(iii)                               The Company has full corporate power and corporate authority to enter into and perform its obligations under this Agreement with respect to the Securities and to issue, sell and deliver the Securities;

(iv)                              This Agreement has been duly authorized, executed and delivered by the Company;

(v)           Except for the restrictions set forth or contemplated by this Agreement, there are no preemptive or other rights to subscribe for or to purchase any shares of the Company’s Common Stock, including the Securities when issued and no restrictions upon the transfer of any shares of the Company’s Common Stock, including the Securities when issued, in each case pursuant to the Company’s restated certificate of incorporation, bylaws, or any agreement or other instrument filed by the Company with the Commission as an exhibit to the

Registration Statement or an Incorporated Document to the Prospectus.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of the Company’s Common Stock under the Company’s restated certificate of incorporation, bylaws or any agreement or other instrument binding on the Company filed with the Commission as an exhibit to the Registration Statement or an Incorporated Document to the Prospectus;

(vi)                              The Securities have been duly authorized, and, when delivered in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable;

(vii)                           The order of the Colorado Public Utilities Commission, the Iowa Utilities Commission, the Kansas Corporation Commission and the Federal Energy Regulatory Commission authorizing the issuance and sale of the Securities is in effect on the Closing Date and no other approval, authorization, consent or order of any federal, state or local commission or governmental authority (other than under state securities or Blue Sky laws, as to which such counsel need express no opinion) is required for the issuance and sale of the Securities or the performance by the Company of its other obligations under this Agreement, except such as are specified, obtained and in effect, and the issuance and sale of the Securities hereunder are in conformity with such approval, authorization, consent and order;

(viii)  Such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or its Significant Subsidiaries is a party or to which any of the properties of the Company is subject that is required to be described in the Registration Statement or the Prospectus and is not so described;

(ix)                                The statements made (A) in the Registration Statement and the Prospectus under the captions “Description of Common Stock” and “United States Federal Income Tax Consequences” (B) in the Registration Statement and the Prospectus under the caption “Underwriting” and “Plan of Distribution” relating to the terms or conditions of this Agreement and (C) in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q under the caption “Legal Proceedings”; insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present an accurate summary of the information called for with respect to such legal matters, documents and proceedings;

(x)                                   The execution, delivery and performance by the Company of this Agreement will not violate any provision of applicable law that would be material to the Company and its Subsidiaries taken as a whole or the restated certificate of incorporation or the bylaws of the Company or breach, or result in a default under, any agreement filed by the Company as an exhibit with the Commission;

(xi)                                The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined by the Investment Company Act of 1940.

(xii)                             The Incorporated Documents incorporated by reference in the Prospectus, as amended or supplemented,  (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

(xiii)  The Registration Statement is effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel’s knowledge, no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission and all filings required by Rule 424 under the Act have been made; the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus, the omission of which would be material in the context of the offering of the Securities, which are not filed or incorporated by reference or described as required.

In addition, such counsel shall also state that they have no reason to believe that, as of its effective date, the Registration Statement or any amendment or supplement thereto made by the Company prior to the Closing Date for the Securities (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading or that, as of its date, the Preliminary Prospectus or the Prospectus (including the Incorporated Documents) each as amended or supplemented, or any amendment or supplement thereto made by the Company prior to the Closing Date for the Securities (other than the financial statements and related schedules and the other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading or that, as of the Closing Date for the Securities, neither the Registration Statement nor the Prospectus (including the Incorporated Documents) each as amended or supplemented, or any amendment or supplement thereto made by the Company prior to the Closing Date for the Securities (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

In giving the foregoing opinions, such counsel may rely on the opinions of local counsel or in-house counsel to the Company and the opinion of Hogan & Hartson L.L.P., with respect to the opinion set forth in paragraph (vii) above.  Such counsel shall state that you and they are justified in relying on such opinions.

(e)                                  On or prior to the Closing Date (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preference stock by Moody’s Investor Service or Standard & Poor’s Ratings Group and (ii) neither Moody’s Investor Service nor Standard & Poor’s Ratings Group shall have publicly announced that it has under surveillance or review, with possible negative implication, its rating of any of the Company’s debt securities or preference stock;

(f)                                    On the date hereof and the Closing Date for the Securities, the independent accountants for the Company shall have furnished to the Representative such letters, the first letter dated the date hereof, and, second, a letter dated the Closing Date, both to the effect as shall be agreed upon by the Company and the Representative;

(g)                                 (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any material change in the capital stock, or material increase in the short-term debt or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving or which may reasonably be expected to involve, a prospective change in or affecting the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii) is, in the reasonable judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(h)                                 The Company shall have furnished or caused to be furnished to the Representative at the Closing Date for the Securities a certificate or certificates of the Chief Executive Officer, President or the Chief Financial Officer of the Company (or such other officer as is acceptable to you) satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (a), (g) and (i) of this Section 8 and as to such other matters as the Representative may reasonably request.

(i)                                     The Federal Energy Regulatory Commission and any other commission or governmental authority having jurisdiction over any of the Company’s public utility businesses shall have issued all approvals, authorizations, consents and orders (the “REGULATORY ACTIONS”) required thereby for the issuance and sale of the Securities and the performance by the Company of its other obligations under this Agreement, each Regulatory Action shall be in effect, no proceedings to suspend the effectiveness of any Regulatory Actions shall be pending or threatened, no Regulatory Action shall contain any provision or condition that is unacceptable to the Underwriters, and the issuance and sale of the Securities to the Underwriters shall be in conformity with each Regulatory Action;

(j)                                     The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements contained in this Agreement and which are required to be performed or complied with by it hereunder and thereunder at or prior to the Closing Date.

(k)                                  The Securities shall have been approved for listing, and the Company will use its best efforts to maintain its listing, on the New York Stock Exchange.

(l)                                     The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

(m)                               Prior to the Closing Date, the Representative shall have received lock-up letters, each in the form attached hereto as Exhibit A, from certain of the executive officers of the Company, as agreed by the Company and the Representative.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

Any certificate or document signed by any officer of the Company and delivered to you, as Representative of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

The several obligations of the Underwriters to purchase Option Securities hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c), (d) and (f) shall be in addition to those previously delivered and shall be dated the Option Closing Date in question and revised to reflect the sale of Option Securities and any reference in the conditions set forth in this Section 8 referring to the Closing Date shall be deemed to also reference the Option Closing Date..

9.                                       EXPENSES.  The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky surveys; (iv) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) the cost of preparing, issuing and delivering the Securities; (vi) the fees and expenses of any transfer agent and registrar for the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, Section 7 and Section 5(h) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

10.                                 UNDERWRITING DEFAULT.

(a)                                  If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase, the Representative may in its discretion arrange for itself or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Securities on such terms.  In the event that, within the respective prescribed period, the Representative notifies the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representative that it has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone the Closing Date for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representative may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-tenth of the aggregate number of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of Securities which remains unpurchased exceeds one-tenth of the aggregate number of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company.

Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

11.                                 TERMINATION OF AGREEMENT.  This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter of the Securities by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Option Securities), as the case may be, there shall have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been generally suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York State authorities, (iii) the United States shall have become engaged in hostilities (other than in Iraq or Afghanistan), there shall have been an escalation in hostilities involving the United States (other than in Iraq or Afghanistan) or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it,  in the case of an event specified in clauses (iii) or (iv) above, in the reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on the Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

12.                                 INFORMATION FURNISHED BY THE UNDERWRITERS.  The following statements set forth in the Prospectus Supplement under the heading “Underwriting” constitutes the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b), 6(c) and 7 hereof: (i) the first paragraph under the heading “–Commissions and Expenses”  (ii) the first paragraph under the heading “–Stabilization, Short Positions and Penalty Bids” and (iii) the first paragraph under the heading “–Electronic Distribution.”.

13.                                 MISCELLANEOUS.  Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered or sent by mail, telex or facsimile transmission (i) if to the Company, at the office of the Company at 20 West Ninth Street, Kansas City, Missouri 64105, Attention:  General Counsel (Facsimile: (816) 467-9732) or (ii) if to you, as Representative of the several Underwriters, care of Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019, Attention:  Syndicate Registration Department (Facsimile:  (212) 526-0943), with a copy, in the case of any notice pursuant to Section 7(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc.,

399 Park Avenue, 15th Floor, New York, NY 10022.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 7 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.                                 APPLICABLE LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.                                 COUNTERPARTS.  This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof.

Very truly yours,

AQUILA, INC.

		By:	/s/ Rick Dobson
Name: Rick Dobson
Title: Chief Financial Officer

Confirmed as of the date first above mentioned on behalf of themselves and the other several Underwriters named in Schedule I hereto.

LEHMAN BROTHERS INC.

By: Lehman Brothers Inc.

By:	/s/ Frank Napolitano
Name: Frank Napolitano
Title: Managing Director

SCHEDULE I

AQUILA, INC.

Underwriters	Number of Shares
Lehman Brothers Inc.	16,000,000
Credit Suisse First Boston LLC	11,000,000
Citigroup Global Markets Inc.	6,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	6,500,000
Total	40,000,000

EXHIBIT A

Lehman Brothers Inc.

As Representative of the several

  Underwriters named in Schedule I
  to the Underwriting Agreement

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of shares (the “Stock”) of Common Stock, par value  $1 per share (the “Common Stock”), of Aquila, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future of), or file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to, any shares of the Company’s common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and shares of such common stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable or exercisable for shares of common stock (other than (i) the sale of the Stock in this Offering (including any over-allotment exercise in connection therewith), (ii) the sale of the Company’s Premium Income Equity SecuritiesSM (“PIESSM) representing Mandatorily Convertible Senior Notes to the  underwriters therefore in the Company’s concurrent and separate PIES offering (including any over-allotment exercise in connection therewith), and (iii) dispositions to any trust for the benefit of the undersigned and/or the immediate family of the undersigned, provided, that any transferee agrees in writing to be bound by the transfer restrictions described in this letter ), or (2) enter into any swap, hedge or other derivatives transaction or arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus Supplement relating to the Offering (the “Lock-Up Period”).

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of the Lock-Up

Period, then the Lock-Up Period shall continue to apply until the expiration of the 17-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name: Rick Dobson
Title: Chief Financial Officer

Dated: